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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 file number _______, of our report dated April 12, 1996, on our audits of the consolidated financial statements and financial statement of schedule of GENERAL SURGICAL INNOVATIONS, INC. as of June 30, 1994 and 1995, and for each of the years in the three-year period ended June 30, 1996, which report appears in the registration statement on Form S-1 (SEC file number 333-2774) of General Surgical Innovations, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



San Jose, California
August 13, 1996